Exhibit 99.2

CXO Consulting	1629 Andover Way Petaluma, CA 94954

ENGAGEMENT AGREEMENT

This Agreement is effective as of the date of execution, by and between WMI Holdings Corp., 1201 Third Avenue, Suite 3000, Seattle, WA 98101, USA (referred to as “Company”), and CXO Consulting Group, LLC, 1629 Andover Way, Petaluma, California 94954 (referred to as “CXOC”).

In this Agreement, the party who is contracting to receive services shall be referred to as “Company,” and the party who will be providing the services shall be referred to as “CXOC”.

Company desires to have financial reporting, accounting and other services identified by the Company from time to time provided by CXOC and, specifically, CXOC’s sole proprieter, Timothy F. Jaeger, as the Company’s Interim Chief Accounting Officer.

In consideration of the foregoing, the promises set forth herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.	DESCRIPTION OF SERVICES. Beginning on the Effective Date (as defined below), CXOC will provide the services, (collectively, the “Services”) as described in Exhibit A attached hereto and incorporated herein by reference.

2.	PERFORMANCE OF SERVICES. The manner in which the Services are to be performed and the specific hours to be worked by CXOC shall be consistent with those detailed in Exhibit A and as discussed with the Company. Subject to the foregoing, CXOC shall determine the manner in which Services are to be performed and specific hours to be worked.

3.	PAYMENT. Company will pay a fee to CXOC for the Services in an amount and under terms and conditions as described in Exhibit A.

4.	ACCOUNTING AND INSPECTION RIGHTS. For all compensation referred to in Exhibit A, it is further agreed that Company and CXOC shall maintain written records in sufficient detail for purposes of determining the amount of Fees due CXOC. Such records will be maintained by both parties for a period of three (3) years from and after the termination of this Agreement.

5.	EXPENSE REIMBURSEMENT. CXOC shall be entitled to reimbursement from Company as described in Exhibit A.

6.	TERM/TERMINATION. This Agreement shall be effective upon signing (the “Effective Date”) and shall have an initial term and such renewal terms as set forth in Exhibit A. The termination of this engagement is also defined in Exhibit A.

7.

RELATIONSHIP OF PARTIES.    It is understood by the parties that CXOC is an independent contractor with respect to Company, and not an employee of Company. Company will not provide fringe benefits, such as health insurance benefits, paid vacation, or any other employee benefit, for the benefit of CXOC. The parties hereby disclaim any intention to create an employment relationship, partnership, joint venture or any relationship other than that of independent contractors. CXOC will not represent itself to be an employee of Company. CXOC will not enter into any agreement on Company’s behalf or in Company’s name except for creating documents and correspondence for the sole purpose of fulfilling CXOC’s obligations described in Exhibit A. Neither CXOC nor its employees or other personnel shall be entitled to, and hereby waive any claim to, any health insurance, vacation, sick time, benefits under any retirement, pension or profit sharing plan, and similar or related benefits that are or may be available to employees of Company.

8.	Representations, Warranties and Undertakings. CXOC represents, warrants and agrees that:

8.1        With respect to the operation of its business generally, CXOC has all necessary business licenses and permits, and maintains insurance coverage required by applicable law (including, if required, commercial and professional liability insurance). Until this Agreement is terminated in accordance with its terms, CXOC will maintain and preserve all necessary business licenses, permits and insurance coverages (if any) contemplated by this Section 8.1. CXOC shall provide documentation evidencing such licenses, permits and insurance coverages (if any) upon request by Company; and CXOC will perform the Services in a professional manner with high quality to Company’s reasonable satisfaction and according to the mutually agreed to schedule and specifications, if any, as set forth in Appendix A; and

8.2        CXOC has the necessary authority to enter into this Agreement and is not subject to any agreement or other constraint that would prohibit or restrict CXOC’s right or ability to enter into, or carry out, its obligations hereunder; and

8.3        CXOC shall comply with all applicable federal, state and local laws, ordinances and regulations in its performance of the Services.

9.

INDEMNIFICATION AND CONTRIBUTION.    (a) If, in connection with the services or matters that are the subject of this agreement, CXOC becomes involved in any capacity in any action or legal proceeding (other than in relation to any action or legal proceeding brought by the Company against CXOC or any “Indemnified Person” as defined below), the Company agrees to reimburse CXOC, its affiliates and their respective directors, officers, employees, representatives and controlling persons (each an “Indemnified Person”) promptly upon request for all expenses (including without limitation, reasonable fees and disbursements of legal counsel and the cost of investigation and preparation) as they are incurred. In the event a determination is made to the effect set forth below holding that CXOC is not entitled to indemnification hereunder, CXOC shall promptly refund to the Company all amounts advanced under this Section in respect of reimbursement of expenses. The Company also agrees to indemnify and hold each Indemnified Person harmless against all losses, claims damages or liabilities, joint or severable (collectively, “Damages”), to which such Indemnified Person may become subject in connection with the services or matters which are the subject of this agreement, provided that the Company shall not be liable under the foregoing indemnity in respect of any Damages to the extent that a court of competent jurisdiction shall have determined that such damages resulted directly and primarily from the gross negligence or willful misconduct of CXOC or any other Indemnified Person. The Company also agrees that no Indemnified Person shall have any liability to the Company for or in connection with this engagement, except for any liability that results directly and primarily from the gross negligence or willful misconduct of the Indemnified Person. (b) The Company and CXOC agree that if, for any reason, any indemnification sought pursuant to this Section is unavailable or is insufficient to hold any Indemnified Person harmless, then, whether or not CXOC is the person entitled to indemnification, the Company and CXOC shall each contribute to amounts paid or payable in respect of the Damages for which such indemnification is unavailable or insufficient in such proportion as if appropriate to reflect (i) the relative benefits to the Company, on the one hand, and CXOC, on the other and (ii) their relative fault, in connection with the matters as to which such Damages relate, as well as any relevant equitable considerations; provided that in no event shall the amount to be contributed by CXOC exceed three (3) times the amount of fees actually received by CXOC hereunder (excluding any amounts received by CXOC as a reimbursement of expenses). The Company and CXOC agree to consult in advance with one another with respect to the terms of any proposed waiver, release or settlement of any claim, action or proceeding to which CXOC or an Indemnified Person may be subject as a result of the matters contemplated by this agreement and further agree not to enter into any such waiver, release or settlement without the prior written consent of one another (which consent shall not be unreasonably withheld), unless such waiver, release or settlement includes an unconditional release of CXOC or such Indemnified Person, as the case may be, from all liability arising out of such claim, action or proceeding. (c) The agreements of the Company under this Section shall be in addition to any liabilities the Company may otherwise have and shall apply whether or not CXOC or any other Indemnified Person is a formal party to any claim, action or legal proceedings. ANY RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY CLAIM FOR INDEMNIFICATION OR CONTRIBUTION HEREUNDER OR IN RESPECT OF ANY CLAIM, ACTION OR LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THE SERVICES OF CXOC HEREUNDER OR IN ANY OTHER MANNER IS HEREBY WAIVED BY EACH INDEMNIFIED PARTY AND BY THE COMPANY.

10.	COOPERATION, CONFIDENTIALITY, ETC. (a) The Company shall furnish CXOC with all information and data which CXOC shall reasonably deem appropriate in connection with its activities on the Company’s behalf, and shall provide CXOC full access to the Company’s officers, directors, employees and professional advisors. The Company recognizes and confirms that CXOC in acting pursuant to this engagement will be using information in public reports and other information provided by others, including information provided by the Company, and that CXOC does not assume responsibility for, and may rely without independent verification upon, the accuracy or completeness of any such information. (b) the Company agrees that CXOC’s advice is for the use and information of the Company’s management and Board of Directors only and the Company will not disclose such advice to others (except the Company’s professional advisors and except as required by law) or summarize or refer to such advice without, in each case, CXOC’s prior written consent. Notwithstanding anything to the contrary contained in the foregoing, in the event the Company is required by law to make any filings with any governmental authority (including without limitation the Securities and Exchange Commission) which mention CXOC or any disclosure to the holder of its securities concerning CXOC, the Company shall afford CXOC the opportunity to review such disclosure in advance and to approve the form thereof, such approval not to be unreasonably withheld or delayed. CXOC agrees that it will not, without the prior written consent of the Company, disclose, to any third party any confidential information provided by the Company to CXOC in connection with this engagement, except to the extent (i) such disclosure is required by applicable law, regulation or legal process, (ii) such information becomes publicly known other than as a result of the breach by CXOC of its obligations set forth in this sentence, and (iii) such disclosure is requested or required by any bank regulatory authority having jurisdiction over CXOC. For purposes of this Agreement, “Confidential Information” means all confidential or proprietary information, including without limitation, all information not generally known to the public, the terms of this Agreement and, with respect to Company, Company Data. “Company Data” means all data and information that is submitted, directly or indirectly, to CXOC by Company or obtained or learned by CXOC in connection with providing services under this Agreement, including without limitation information relating to Company’s customers, technology, operations, facilities, consumer markets, products, capacities, systems, procedures, security practices, research, development, financial information, business affairs, ideas, concepts, innovations, inventions, designs, business methodologies, improvements, trade secrets (as defined under applicable law), copyrightable subject matter and other proprietary information. All Company Data is and shall remain the property of Company and shall be protected as contemplated by this Agreement.

11.	ACKNOWLEDGMENT OF SERVICES PROVIDED. CXOC may include descriptions of services provided by CXOC to the Company in CXOC’s promotional materials and list position held on Timothy F. Jaeger’s CV/resume. CXOC may not otherwise publicly refer to the Company without the Company’s prior consent.

12.	NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered when delivered in person or deposited in the United States mail, first class postage prepaid, addressed as follows:

IF for Company:	IF for CXOC:
WMI Holdings Corp.	CXO Consulting Group, LLC
Charles Edward Smith	Timothy F. Jaeger
Interim CEO	Principal
1201 Third Avenue, Suite 3000	1629 Andover Way
Seattle, WA 98101	Petaluma, CA 94954
Fax – 206-432-8877	Fax – 707-238-1523
Email –chad.smith@wamuinc.net	Email – timjaeger@cxoc.com

Such addresses may be changed from time to time by either party by providing written notice to the other in the manner set forth above.

13.	ARBITRATION AND CONSENT TO JURISDICTION. Any dispute and/or controversy relating to or arising from the interpretation and/or application of this Agreement shall be submitted at the request of the Company or CXOC to a neutral arbitrator selected by the parties from the J.A.M.S/Endispute panel of arbitrators for a determination which shall be final and binding as to the parties thereto. Arbitration shall take place in Seattle, Washington for a determination that shall be final and binding as to the parties thereto. The decision and award of the arbitrator may include the cost of the arbitration proceedings and may include reasonable attorney fees for the successful party. Nothing herein contained shall be deemed to affect the rights of any Party to serve process in any manner other than as permitted by law.

14.	ENTIRE AGREEMENT. This Agreement, along with any Exhibits attached hereto, contains the entire agreement of the parties with respect to the subject matter and supersedes any other agreement whether oral or written which are not fully expressed herein, except for carryover provisions of any previous executed agreements between CXOC and Company.

15.	AMENDMENT. This Agreement may be modified or amended if the amendment is made in writing and is signed by both parties.

16.	SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

17.	WAIVER OF CONTRACTUAL RIGHT. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party’s right to subsequently enforce and compel strict compliance with every provision of this Agreement.

18.	APPLICABLE LAW. This Agreement shall be governed by the laws of the State of Washington, excluding that body of law known as conflict of laws.

“Company”		CXO Consulting Group, LLC

By:	/s/ Charles Edward Smith	By:	/s/ Timothy Jaeger
Name:	Charles Edward Smith		Timothy Jaeger
Title:	Interim Chief Executive Officer		Prinicpal

Date Executed:	5-28-12	Date Executed:	5-25-12

EXHIBIT A

ADVISORY SERVICES PROVIDED BY CXOC

Capitalized terms used and not otherwise defined in this Exhibit A shall have the meanings given to such terms in the Agreement to which this Exhibit is attached.

As a consultant and corporate advisor, CXOC will use its best efforts to assist Company in achieving its objectives as defined below. CXOC will perform such objectives as follows:

Timothy F. Jaeger, an officer/manager of CXOC, will act as Interim Chief Accounting Officer of the Company (and, upon appointment by the Company’s Board of Directors, Interim Chief Financial Officer (CFO)) in providing services to the Audit Committee and management of the Company. Services may include work product, project coordination, advice and counsel in the following areas:

•	Provide assistance in finalizing multiple audits of WMI Holdings Corp. and its subsidiaries and assist with preparing filings and presentations, as the case may be, with the SEC.

o	Sign any required documents, including, but not limited to, SEC filings, as Responsible Financial Officer/Interim Chief Accounting Officer / Interim Chief Financial Officer of the Company.

o	Compile and/or review financial and related documents in sufficient detail to provide and sign management representation letter sign off to independent auditors or others as required.

o	Assist in the preparation of, and the auditing of, the Company’s opening balance sheet as at March 19, 2012, to be completed on or about July 15, 2012.

o	Assist in preparation of the Company’s unaudited monthly and quarterly unaudited financial statements to be delivered by the Company under the terms of its financing or other arrangements from time to time.

o	Assist in the development and adoption of appropriate accounting policies that will enable the Company to fairly present financial statements and related information to various constituencies as required by agreement or applicable law.

•

Serve as Interim Chief Accounting Officer (and, upon appointment by the Company’s Board of Directors, Chief Financial Officer (CFO)) and perform duties as required to fulfill the responsibilities of the position during the term of this and any extensions of this engagement.

o	Timothy F. Jaeger will perform this function during the term of the engagement

o	Reporting to the Audit Committee and the Board with dotted line reporting to Chad Smith – Interim CEO

•	A primary goal of this engagement is to assist the Company with its various audit streams and filing requirements.

o	This includes being the primary coordinator with the independent auditors.

o	Develop such documentation and project plans as are required to ensure that all filing requirements are met in a timely and efficient manner.

o	Work with existing Client personnel to gather the required information and compile various documents for filing or audit completion.

•	Gain adequate knowledge of the Control environment to maintain Sarbanes Oxley (SOX) Compliance and suggest improvements/enhancements as needed.

o	Assist in drafting and implementing policies applicable to establishing a “control environment” for purposes of SOX compliance.

CXOC COMPENSATION

ADVISORY	SERVICES

At signing of this engagement agreement, CXOC shall earn “Base Compensation” of $90,000 for the six-month initial term. Payments due to CXOC as follows: a $15,000 cash for the first month of the initial term will be due and payable no later than seven business days following execution of this Agreement, to be paid in accordance with the invoicing procedures described below. The balance of the Base Compensation (or $75,000 cash) is payable at the rate of $15,000 per month in advance for the remaining five months of such initial term. The Base Compensation shall constitute payment for on average 20 to 25 hours per week. The parties agree that, following the filing on or about August 15, 2012 of the Company’s Form 10-Q for the period ended June 30, 2012, they will review the projected hours required of CXOC under this Agreement and if CXOC and Company agree that the hours are significantly greater than, and likely to continue to be significantly greater than, the initial projection of 20-25 hours per week contemplated by this Agreement, then, subject to the other provisions of this Agreement, they will negotiate in good faith to adjust the fee for remaining months or any extension periods.

REFERENCE ONLY – Time Parameters

For reference purposes only and specifically not to in any manner to change the relationship from that of independent contractor to employee, the following time parameters are provided:

Time parameters may vary and some weeks will require additional time to assist on site, or to meet Company deadlines. The Company and CXOC will work together to develop a schedule of the relevant timelines and events as far in advance as possible.

EXPENSE REIMBURSEMENT

PRE-APPROVED	EXPENSES

Additionally, CXOC shall be entitled to reimbursement from Company for the following pre-approved “out-of-pocket” expenses (to be incurred on a reasonable basis): travel expenses, coach-class airfare, hotel, meals, printing & binding or other expenses as shall be mutually agreed upon. Minor direct out of pocket costs limited to a maximum of $500 per month during the term of this agreement are approved as part of the signing of this agreement, subject to submission of appropriate expense reimbursement requests at the end of each month.

INVOICING

CXOC will submit a reasonably detailed invoice (inclusive of expenses) which will be due within 30 days of receipt. Advisory services will be invoiced in advance for a monthly period. Expenses will be invoiced with the next monthly advisory services invoice after the travel or other expense has been incurred. A final expense invoice may be required post termination of the agreement for any expenses incurred through the termination date.

TERM

The initial term of the Agreement shall be for the six (6) month period following the Effective Date. The Agreement shall automatically renew for successive three (3) month terms, unless either party provides 30 days written notice to the other party prior to either the termination of the applicable initial term or any renewal terms. Renewal terms will be at the same rate and governed by the same guarantees unless modified in writing by mutual agreement of both parties. In addition, this Agreement may be terminated, in whole or in part, by either party for its convenience at any time before the end of the initial term or any renewal term, by the terminating party providing the non-terminating party with at least thirty (30) calendar days’ written notice. In the case of such termination for convenience by the Company, Company shall be responsible for any portion of the compensation owed to CXOC for any services rendered prior to the effective date of such termination.